UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 13, 2019

BRIDGFORD FOODS CORPORATION
(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of shareholders on Wednesday, March 13, 2019 at the offices of Bridgford Foods Corporation, 1308 North Patt Street, Anaheim, California at 10:00 am. Shareholders representing 8,594,498, or 95%, of the 9,076,832 shares entitled to vote were present in person or by proxy. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. At the Annual Meeting, management Proposals 1 and 2 were approved. The proposals below are described in detail in the Company’s definitive proxy statement dated February 18, 2019 for the Annual Meeting.

The results are as follows:

Proposal 1

The following persons were nominated and elected directors to serve for a one-year term expiring at the annual meeting of shareholders in 2020:

William L. Bridgford	Allan Bridgford Jr.	Bruce H. Bridgford	John V. Simmons	Keith A. Ross
Todd C. Andrews	D. Gregory Scott	Raymond F. Lancy	Paul R. Zippwald

The shareholder voting for board members is summarized as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
William L. Bridgford	7,507,345	370,825	725,805
Allan Bridgford Jr.	7,507,345	370,825	725,805
Bruce H. Bridgford	7,507,345	370,825	725,805
John V. Simmons	7,507,140	371,030	725,805
Todd C. Andrews	7,795,955	82,215	725,805
D. Gregory Scott	7,795,955	82,215	725,805
Raymond F. Lancy	7,503,365	374,805	725,805
Paul R. Zippwald	7,784,455	93,715	725,805
Keith A. Ross	7,507,140	371,030	725,805

Proposal 2

Votes cast for appointment of Squar Milner LLP as the independent registered public accounting firm for the Company for the fiscal year ending November 1, 2019 were as follows:

8,603,781 FOR

18 AGAINST

176 ABSTAINED

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

March 13, 2019	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer